                                STOCKHOLDERS AGREEMENT


                          dated effective as of May 9, 1997


                                     by and among

                               RBPI HOLDING CORPORATION

                                         and

                               EACH OF THE STOCKHOLDERS
                                  REFERRED TO HEREIN
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                                  TABLE OF CONTENTS


1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.  General Restrictions on Disposition. . . . . . . . . . . . . . . . . . .  4

3.  Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . .  6

4.  Grant and Exercise of Options. . . . . . . . . . . . . . . . . . . . . .  8
    (a)  Grant of Options. . . . . . . . . . . . . . . . . . . . . . . . . .  8
    (b)  Call Options. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    (c)  Exercise of Options . . . . . . . . . . . . . . . . . . . . . . . .  9
    (d)  Restriction on Transfer . . . . . . . . . . . . . . . . . . . . . .  9
    (e)  Subsequent Transactions . . . . . . . . . . . . . . . . . . . . . .  9

5.  Call Options to Investor Stockholders. . . . . . . . . . . . . . . . . . 10
    (a)  Grant of Call Options to Investor Stockholders. . . . . . . . . . . 10
    (b)  Exercise of Call Options by Investor Stockholders . . . . . . . . . 10

6.  Options in Respect of Divorce. . . . . . . . . . . . . . . . . . . . . . 10

7.  Co-Sale Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    (a)  Tag-Along Rights. . . . . . . . . . . . . . . . . . . . . . . . . . 11
    (b)  Drag-Along Rights . . . . . . . . . . . . . . . . . . . . . . . . . 11

8.  Termination of Restrictions and Options. . . . . . . . . . . . . . . . . 12

9.  Stock Certificate Legend . . . . . . . . . . . . . . . . . . . . . . . . 12

10. Certain Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    (a)  Charter and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . 12
    (b)  Voting of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . 12
    (c)  Effect of Other Laws and Agreements . . . . . . . . . . . . . . . . 13
    (d)  Right to Purchase Shares. . . . . . . . . . . . . . . . . . . . . . 13

11. Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

12. Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

13. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

14. Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

15. Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

16. Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

                                      i

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17. Multiple Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 14

18. Execution of Documents . . . . . . . . . . . . . . . . . . . . . . . . . 14

19. Continuation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . 15

20. Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

21. Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

22. Cumulative Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

23. Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

24. Obligations of Stockholder's Spouse. . . . . . . . . . . . . . . . . . . 15

                                STOCKHOLDERS AGREEMENT

    This Stockholders Agreement ("Agreement") is entered into effective as of May 9, 1997 (the "Effective Date"), by and among RBPI Holding Corporation, a Delaware corporation (the "Company"), and the undersigned stockholders of the Company (the "Stockholders").

                                       RECITALS

    A. The Stockholders have acquired shares of the common stock of the Company, par value $0.01 per share.

    B. The Management Stockholders (as defined below) and the Company are entering into a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of even date herewith, pursuant to which the Management Stockholders are being granted certain registration rights.

    C. In connection with the acquisition of Shares (as defined below) by the Stockholders, the Stockholders are entering into this Agreement, which, among other things, imposes certain restrictions and grants certain rights relating to the transfer of Shares now or hereafter owned by the Management Stockholders.

    NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

    1. DEFINITIONS. (a) As used in this Agreement, the following terms shall have the respective meanings indicated:

         "Affiliate" means any person or entity directly or indirectly controlling, controlled by or under common control with any other person or entity.

         "Call Option" means the right and option granted by each Management Stockholder and Other Holder to the Company and certain others to require such Management Stockholder or Other Holder under circumstances specified herein to sell all of his Shares to the Company or certain others in accordance with the terms of this Agreement.

         "Cause" means (i) the continued failure of a Management Stockholder to substantially perform his duties with the Company or any Subsidiary of it (other than any such failure resulting from Disability), after a demand for substantial performance is delivered in writing to the Management Stockholder by its Board of Directors which specifically identifies the manner in which such Management Stockholder has not substantially performed his duties, (ii) the engaging by a Management Stockholder in willful, reckless or negligent misconduct which is injurious to the Company or any Subsidiary of it, monetarily or otherwise, or
(iii) the charging of a Management Stockholder with a felony.

         "Deemed Value of the Company" means the positive difference between
(a) the sum of the Enterprise Value of the Company and the amount of the Company's and the

Operating Company's cash; and (b) an amount equal to all indebtedness reflected on the balance sheet of the Company in accordance with GAAP and the Operating Company.

         "Enterprise Value of the Company" means the result obtained by multiplying (a) the Operating Company's Consolidated EBITDA (as defined in the Indenture, dated as of even date herewith, pertaining to the Operating Company's issuance of $70 million aggregate principal amount of senior subordinated notes due 2004) for the then most recent twelve fiscal months, by (b) the lesser of
(i) 5.4 or (ii) the multiple of twelve-month EBITDA then generally being utilized to value companies comparable to the Operating Company, as determined in the sole discretion of the Board of Directors of the Company.

         "Derivative Holder" of any Management Stockholder means a person to whom a Management Stockholder makes a Disposition pursuant to Sections 2(b)(i), 2(b)(ii), 2(b)(iv), or 2(b)(v) hereof.

         "Disability" means the Management Stockholder shall have been absent from his duties with his employer, as a result of the Management Stockholder's incapacity due to physical or mental illness, for six consecutive months and that within 30 days after receiving a notice of termination from his employer, the Management Stockholder shall not have returned to the full-time performance of his duties. The notice of termination shall be in writing and shall set forth in reasonable detail the facts claimed to provide the basis for the employer's determination that a "Disability" exists.

         "Disposition" means any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, mortgage, creation of a security interest in or lien on, placement in a trust (voting or otherwise), or other disposition of any Shares or any interest therein or participation therein, or the stock certificate or certificates representing any Shares, or any voting trust certificate or certificates issued with respect to Shares whether voluntary or involuntary, and whether during an individual Management Stockholder's or Other Holder's lifetime or upon or after his death, including, but not limited to, any Disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

         "Fair Value" means the result obtained by multiplying (a) the result obtained by dividing (i) the Deemed Value of the Company by (ii) the number of Shares outstanding, on a fully-diluted basis, by (b) the number of Shares being valued.

          "Family Group" with respect to a Management Stockholder, means the Management Stockholder, the Management Stockholder's spouse and children or grandchildren (whether natural or adopted) and any trust established solely for the benefit of the Management Stockholder and/or the spouse and/or the children or grandchildren (whether natural or adopted) of a Management Stockholder.

         "Investor Stockholders" means Reliant Partners, L.P. and Reliant Partners II, L.P.

         "Management Stockholders" means the Stockholders who are officers or key employees of the Company or a Subsidiary of it and are designated as Management Stockholders on Schedule 1 to this Agreement; officers and key employees of the Company or a Subsidiary of it who receive Shares pursuant to any incentive plan; and any self-directed individual retirement account of a Management Stockholder ("IRA"); provided, however, that (except for the purposes of Section 4(b)(ii)) no person shall be a Management Stockholder after such time as he (and/or his Derivative Holders) no longer beneficially owns any Shares and he is no longer employed by the Company or a Subsidiary of it.

         "Other Holders" means any Derivative Holders, Third Party Buyers and persons to whom any Disposition of Shares is made by any Derivative Holder or Third Party Buyer in accordance with the terms and conditions of this Agreement (other than pursuant to Section 2(b)(vii) hereof), provided, however, that neither the Company, any Investor Stockholder nor any Management Stockholder shall be deemed an "Other Holder."

         "Operating Company" means Reliant Building Products, Inc., a Delaware corporation.

         "Pro Rata Part" means, in any particular instance, the proportion that the number of Shares owned by a Stockholder (assuming for this purpose that all options, warrants, rights and exchangeable or convertible securities to purchase or acquire Shares ("Share Equivalents") owned by such Stockholder have been fully exercised, exchanged or converted) bears to the aggregate number of Shares owned by all Stockholders (assuming for this purpose that all Share Equivalents owned by all Stockholders have been fully exercised, exchanged or converted).

         "Sale of the Company" means the sale of more than 50% of the Common Stock, assets or earning power of the Company or more than 50% of the stock, assets or earning power of the Operating Company to any entity, person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934) whether through purchase, merger, consolidation, combination or otherwise; provided, however, that the term "Sale of the Company" shall not include any such sale to an Affiliate of one or more of the Investor Stockholders unless the Management Stockholders are required in connection with such sale to terminate their equity investment in the Company.

         "Securities Act of 1933" means the Securities Act of 1933, together with any amendments thereto and rules and regulations thereunder and any similar federal statute, rules, or regulations in force in the future.

         "Share" means any share of Common Stock. The terms "Share" and "Common Stock" shall include and apply to any equity security into which the original Shares and/or Common Stock are converted or for which the original Shares or Common Stock are exchanged, as well as dividends and other distributions on Shares of Common Stock that are paid in the form of an equity security.

         "Subsidiary" means, with respect to any person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such person.

         "Termination Date" means (i) in the case where the Management Stockholder's employment is terminated by the Company or any Subsidiary of it for Disability, 30 days after notice of termination is given to the Management Stockholder (provided that the Management Stockholder has not returned to the performance of his duties on a full-time basis during such 30-day period), (ii) in the case where the Management Stockholder's employment is terminated by the Company or any Subsidiary of it for any other reason, the date on which the Company gives notice of termination, (iii) in the case where the Management Stockholder's employment is terminated voluntarily by the Management Stockholder, the date of such termination, and (iv) in the case where the Management Stockholder's employment is terminated due to death, the date of the Management Stockholder's death.

         "Third Party Buyer" means any Proposed Buyer to whom a Disposition of Offered Shares is made pursuant to Section 3 hereof.

         "Transferee" means any person (including an Other Holder) not a party to this Agreement directly or indirectly receiving Shares, or any interest therein, or the stock certificate or certificates representing any Shares, or any voting trust certificate or certificates issued with respect to Shares, from a Management Stockholder or Other Holder pursuant to a Disposition except pursuant to Section 2(b)(vii) hereof.

         (b) Certain additional terms used in this Agreement are defined in the Sections indicated opposite such terms below:

              "Agreement"                        Opening Paragraph
              "Allocated Shares"                 Section 6
              "Callable Shares"                  Section 5(b)
              "Company"                          Opening Paragraph
              "Company Notice"                   Section 5(a)
              "Company Notice of Acceptance"     Section 3(b)
              "Divorced Stockholder"             Section 6
              "Effective Date"                   Opening Paragraph
              "Equity Securities"                Section 10(d)
              "Exercise Notice"                  Section 4(c)
              "Going Public Date"                Section 8
              "Initial Company Notice
                  of Acceptance"                 Section 3(b)
              "Notice of Acceptance"             Section 3(b)
              "Notice of Divorce"                Section 6
              "Notice of Proposed Sale"          Section 3(a)
              "Offered Shares"                   Section 3(a)
              "Proposed Buyer"                   Section 3(a)
              "Proposed Transferor"              Section 3
              "Registration Rights Agreement"    Recital B
              "Stockholders"                     Opening Paragraph

    2. GENERAL RESTRICTIONS ON DISPOSITION. (a) During the term of this Agreement, no Management Stockholder or Other Holder shall directly or indirectly make a Disposition of

Shares except as permitted by and in accordance with the provisions of this Agreement. Except as provided in Section 2(b) hereof, each Disposition effected, or attempted or purported to be effected, by any of the Management Stockholders or Other Holders shall require the prior written consent of the Company. Any Disposition effected, or purported or attempted to be effected, by a Management Stockholder or Other Holder not in accordance with the terms and conditions of this Agreement, or to a person who is below 18 years of age or who has been adjudged incompetent or insane (except Dispositions to the custodian, guardian or trustee of such persons), or to a person prohibited by law from holding Shares, shall be void AB INITIO and of no force or effect and shall not bind the Company.

         (b) Notwithstanding the provisions of Section 2(a) hereof, a Management Stockholder or Other Holder may make a Disposition of any or all of his Shares as follows:

              (i) Any transfer of Shares or title to Shares effected upon the death of a Management Stockholder or Other Holder through testamentary disposition or under the laws of intestate succession, provided, however, that such Shares shall first have been subject to Call Options as provided by Section 4(b) hereof;

              (ii) Any transfer of Shares or of title to Shares to a guardian of the estate of any Management Stockholder or Other Holder incident to guardianship proceedings resulting from the incapacity or insanity of the Management Stockholder or Other Holder, provided, however, that such Shares shall first have been subject to Call Options as provided by Section 4(b) hereof;

              (iii) Any transfer of Shares pursuant to Sections 3, 4, 5, 6 or 7 hereof;

              (iv) Any transfer of Shares by a Management Stockholder (or by a Derivative Holder of such Management Stockholder) to a member of such Management Stockholder's Family Group, provided, however, that the Management Stockholder shall retain sole control over the voting, disposition, initiation or participation in any stockholder litigation, and other decisions with respect to such Shares;

              (v) Any transfer of Shares from an IRA to the beneficiary of such IRA (which shall be the Management Stockholder) or to another IRA of the Management Stockholder, provided, however, that the Management Stockholder shall retain sole control over the voting, disposition, initiation or participation in any stockholder litigation, and other decisions with respect to such Shares;

              (vi) Any Management Stockholder may pledge any or all Shares now or hereafter owned by him or grant a security interest therein to secure indebtedness of the Management Stockholder owing to a bank or other financial institution approved by the Company; provided, however, that any Transferee pursuant to this Section 2(b)(vi) shall, except with the prior written consent of the Company, acquire no rights other than a security interest in the Shares entitling such Transferee to the proceeds from any sale of the Shares pursuant to the terms of this Agreement (including Sections 3, 4, 5 and 7 hereof, which shall apply to such Shares) and not title to the Shares or any other rights incident thereto; and

              (vii) Any transfer of Shares pursuant to the Registration Rights Agreement.

         (c) Notwithstanding the provisions of Section 2(b) hereof, (i) prior to the consummation of any Disposition referred to in clauses (iii) or (iv) of Section 2(b) hereof, the Company shall have received the opinion of its counsel, or counsel reasonably satisfactory to it, that such Disposition does not require registration under the Securities Act of 1933, or any applicable state securities laws and (ii) prior to the consummation of any Disposition referred to in Section 2(b) hereof (other than Section 2(b)(vi) and (vii)), the Transferee (and such Transferee's spouse) shall, as a condition to its receipt or acquisition of Shares, execute an appropriate document confirming that such Transferee (and such Transferee's spouse) takes such Shares subject to the terms and conditions of this Agreement, including without limitation, the restrictions contained in this Section 2, the rights of first refusal provided in Section 3 hereof, the Call Options and other restrictions provided in Sections 4 and 5 hereof, the options in respect of divorce provided in Section 6 hereof and the co-sale rights provided in Section 7 hereof. The Company may elect to not give effect on its books to any Disposition or purported Disposition of Shares held or owned by any Management Stockholder or Other Holder to any Transferee unless all the conditions hereof affecting such Disposition shall have been complied with.

         (d) If Shares are purchased from the Company by a member of a Management Stockholder's Family Group, such purchaser shall be deemed to be a Derivative Holder of suchManagement Stockholder for purposes of this Agreement.

    3. RIGHT OF FIRST REFUSAL. In the event that a Management Stockholder or Other Holder (the "Proposed Transferor") receives a bona fide offer for the sale of any or all of his Shares, and he desires to sell any or all of his Shares pursuant to Section 2(b)(iii) hereof, any such sale shall be effected only pursuant to the following procedures:

         (a) The Proposed Transferor shall prepare a written notice ("Notice of Proposed Sale") setting forth the number of Shares desired to be sold ("Offered Shares"), the identity and address of the proposed buyer (the "Proposed Buyer"), the price per share at which the Offered Shares are offered to be sold, and the other terms and conditions of the proposed sale.

         (b) The Proposed Transferor shall deliver the Notice of Proposed Sale to the Company. If the Company determines to purchase Offered Shares, it shall give written notice of its acceptance of the Proposed Transferor's offer to the Proposed Transferor ("Initial Company Notice of Acceptance") within 30 days of its receipt of such notice. The Initial Company Notice of Acceptance shall set forth an acceptance of the price and other terms and conditions set forth in the Notice of Proposed Sale. If the Company determines not to purchase all the Offered Shares, the Company shall transmit the Notice of Proposed Sale to the Stockholders within 30 days of its receipt of such notice. Each Stockholder (other than the Proposed Transferor) shall have the option to purchase some or all of the Offered Shares at the price and upon the terms and conditions set forth in the Notice of Proposed Sale. In order to exercise the option to purchase the Offered Shares, a Stockholder shall give written notice of acceptance of the Proposed Transferor's offer to the Company ("Notice of Acceptance") within 30 days of receiving the Notice of Proposed Sale. Each Notice of Acceptance shall set forth (i)

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an acceptance of the price and other terms and conditions set forth in the
Notice of Proposed Sale and (ii) the minimum and maximum number of Offered Shares that such Stockholder desires to purchase. For a period of 75 days after receiving the Notice of Proposed Sale from the Proposed Transferor, the Company (on behalf of itself and, if applicable, Stockholders) may elect to purchase all but not less than all the Offered Shares by delivering a written notice to such effect (the "Company Notice of Acceptance") to the Proposed Transferor setting forth the number of Offered Shares to be purchased by the Company and, if applicable, by each Stockholder.

         (c) If the Company receives proper Notices of Acceptance which collectively attempt to exercise options to purchase an aggregate number of Shares which exceeds the number of Offered Shares (other than Shares to be purchased by the Company), only a number of such options equal to the number of Offered Shares (other than Shares to be purchased by the Company) shall be honored. Options to purchase Shares shall be honored in the following order:
(i) first, all options exercised by the Company; and (ii) second, all options exercised by Stockholders. If the number of Offered Shares exceeds the aggregate number of options exercised by the Company pursuant to clause (i) above, but is not sufficient to permit all the options attempted to be exercised by Stockholders pursuant to clause (ii) above to be honored, then the excess number of Offered Shares shall be allocated PRO RATA among such Stockholders in accordance with the number of shares of Common Stock owned by each such Stockholder. In no event, shall any Stockholder be required to purchase more than the maximum number of Offered Shares specified in its Notice of Acceptance.

         (d) The closing of any purchase of any Offered Shares pursuant to Sections 3(a), 3(b) and 3(c) hereof shall be held at the principal office of the Company on the date and at the time designated by the Company in the Company Notice of Acceptance, which such date shall be within 90 days of the date of the Notice of Proposed Sale received by the Company from the Proposed Transferor. At the closing, the Proposed Transferor shall (i) represent in writing that he has good title to the Offered Shares being sold, free and clear of all liens and (ii) deliver certificates for the Offered Shares in transferable form and the persons whose options to purchase such Offered Shares have been honored shall deliver payment therefor.

         (e) If the Company or any Stockholder who delivered a timely Notice of Acceptance fails on the designated closing date to purchase the Offered Shares allocated to such person pursuant to Section 3(c) hereof, then such unpurchased Offered Shares shall be reallocated to each of the other persons who, pursuant to Section 3(c) hereof, would have received an allocation of such Shares if no Notice of Acceptance had been delivered by the person failing to purchase the unpurchased Shares.

         (f) In the event that the Company has (i) not given the Company Notice of Acceptance to the Proposed Transferor pursuant to Sections 3(b) hereof within 75 days after receiving the Notice of Proposed Sale with respect to Offered Shares, (ii) provided written notice to the Proposed Transferor that no person intends to exercise his right of first refusal with respect to Offered Shares, or (iii) given the Company Notice of Acceptance exercising options for a number of Shares which is less than the number of Offered Shares, then the Proposed Transferor shall be free for a period of 60 days immediately following such 75-day period to sell the Offered Shares to the Proposed Buyer specified in the Notice of Proposed Sale at a price and upon terms not less favorable to the Proposed Transferor than those offered in the Notice of Proposed Sale. Similarly, if the Company or any Stockholder who delivered a timely Notice of Acceptance fails to purchase the Offered Shares on the designated closing date, and if such Offered Shares cannot be reallocated pursuant to Section 3(e) hereof, then the Proposed Transferor shall not be required to sell any Offered Shares to the Company or any Stockholder and shall be free for a period of 60 days immediately following the designated closing date to sell the Offered Shares to the Proposed Buyer specified in the Notice of Proposed Sale at a price and upon terms not less favorable to the Proposed Transferor than those offered in the Notice of Proposed Sale. The Offered Shares purchased by the Proposed Buyer shall continue to be subject to the terms and conditions of this Agreement, as provided in Section 2(c) hereof.

         (g) In the event that a sale of Offered Shares to the Proposed Buyer pursuant to Section 3(f) hereof is not completed within the applicable time period provided in Section 3(f) hereof, such Offered Shares shall continue to be subject to the rights of first refusal, Call Options, options in respect of divorce, co-sale rights and other restrictions contained in this Agreement.

    4.   GRANT AND EXERCISE OF OPTIONS.

         (a) GRANT OF OPTIONS. Subject to the limitations of this Agreement, each of the Management Stockholders hereby grants a Call Option to the Company and certain others, both as described below.

         (b) CALL OPTIONS. (i) In the event a Management Stockholder's employment with the Company or any Subsidiary of it is terminated for any reason (including voluntary or involuntary, with or without Cause, or as a result of death or Disability), the Company shall have a Call Option with respect to (A) all of the Shares owned by such Management Stockholder and (B) all Shares owned or held by any Other Holders that were transferred to such Other Holder by such Management Stockholder (or his Derivative Holder) or that were transferred to such Other Holder by any Other Holder who had directly or indirectly received a Disposition of such Shares from such Management Stockholder (or his Derivative Holder). The Call Option pursuant to this Section 4(b)(i) shall be exercisable at a purchase price equal to Fair Value, determined as of the Termination Date.

              (ii) Unless the Call Option under Section 4(b)(i) hereof shall have become simultaneously exercisable, if a Management Stockholder is adjudged incompetent or insane, declares bankruptcy, or is the subject of any petition for involuntary bankruptcy, the Company shall have a Call Option with respect to
(A) all of the Shares owned by such Management Stockholder, whether or not such Management Stockholder continues to be an employee of the Company or any Subsidiary of it, and (B) all Shares owned by any Other Holders that were transferred to such Other Holder by such Management Stockholder (or his Derivative Holder) or that were transferred to such Other Holder by another Other Holder who had directly or indirectly received a Disposition of such Shares from such Management Stockholder (or his Derivative Holder). Similarly, if an Other Holder dies, is adjudged incompetent or insane, declares bankruptcy or is the subject of any petition for involuntary bankruptcy, the Company shall have a Call Option with respect to all of the Shares owned by such Other Holder. A Call Option pursuant to this Section 4(b)(ii) shall be exercisable at a purchase price equal to Fair

Value. For purposes of determining such Fair Value and the times at which the Call Option can be exercised, the date of the Management Stockholder's or Other Holder's death, adjudication of incompetency or insanity, declaration of bankruptcy or filing of a petition for involuntary bankruptcy shall be deemed the Termination Date.

              (iii) The Call Options provided for in Sections 4(b)(i) and 4(b)(ii) hereof shall become exercisable as of the Termination Date of the Management Stockholder or Other Holder and shall remain exercisable for a period of 90 days thereafter; provided, however, that in the event of the death of a Management Stockholder, the period of exercise of the Call Option may be extended, by written notice given by the Company to the administrator of the estate or personal representative of such deceased Management Stockholder within 90 days after the Termination Date, to the period ending on the first anniversary of the Termination Date. The Call Option shall be exercised in the manner set forth in Section 4(c) hereof.

         (c) EXERCISE OF OPTIONS. (i) A Call Option may be exercised by the Company (or any Investor Stockholder exercising a Call Option pursuant to
Section 5(b) hereof) delivering written notice of exercise ("Exercise Notice") to the Management Stockholder or Other Holder. The Exercise Notice shall state the number of Shares to be purchased and designate a closing date for the sale within 30 days of the date of the Exercise Notice.

              (ii) Any closing pursuant to this Section 4 shall be held at the principal office of the Company on the date and time designated in the Exercise Notice. There shall be a single closing for all sales in connection with any event giving rise to a Call Option. At the closing, the Management Stockholder or other Person selling Shares shall (i) represent in writing that he has good title to the Offered Shares being sold, free and clear of all liens and (ii) deliver certificates in transferable form for the Shares to be sold and the Company (or any Investor Stockholder exercising a Call Option pursuant to
Section 5(b) hereof) shall deliver payment therefor.

         (d) RESTRICTION ON TRANSFER. Notwithstanding any other provision of this Agreement, no Management Stockholder or Other Holder who received Shares from such Management Stockholder (or from any other Holder who had received such Shares from such Management Stockholder) may make or purport to make a Disposition of Shares pursuant to Section 2(b)(iii) hereof for 60 days after such Management Stockholder receives notice of termination by the Company for Cause or within 60 days prior to giving notice to the Company of voluntary termination.

         (e) SUBSEQUENT TRANSACTIONS. If a Call Option of the type described in Section 4(b) is exercised and, within 120 days after such exercise, a written definitive agreement is entered into for the Sale of the Company or a registration statement is filed with the Securities and Exchange Commission covering a public offering of the Common Stock for consideration or at a price per share that exceeds the price per share paid upon exercise of such Call Option, the Company shall pay to the Management Stockholder or Derivative Holder, as the case may be, an amount equal to the excess of (i) the amount such Management Stockholder or Derivative Holder would have received if such Person's Shares sold pursuant to such Call Option had been disposed of in such Sale of the Company or public offering, over (ii) the amount paid to such person upon exercise of such Call Option; provided, however, that notwithstanding anything contained herein to the contrary, this Section 4(e) shall not apply in the event such Call Option arose as a result of a Management Stockholder's termination of employment for Cause.

    5.   CALL OPTIONS TO INVESTOR STOCKHOLDERS.

         (a) GRANT OF CALL OPTIONS TO INVESTOR STOCKHOLDERS. If the Company does not or determines not to exercise its rights pursuant to Section 4 hereof with respect to Call Options within 30 days after such rights become exercisable, then any such rights that would have been exercisable by the Company shall be exercisable by any one or more of the Investor Stockholders at the same price, at the same times (adjusted for the 30-day delay occasioned by the period in which the Company could have exercised its Call Option) and subject to the same procedures that would have applied if the Company had exercised the Call Option. As soon as practicable after determining that Investor Stockholders will have the right to exercise Call Options pursuant to this Section 5(a), the Company shall give written notice (the "Company Notice") to the Investor Stockholders setting forth the number of Shares subject to the Call Option, and the price therefor. Investor Stockholders shall elect to exercise such Call Option by giving an Exercise Notice to the Company within 30 days of delivery of the Company Notice.

         (b) EXERCISE OF CALL OPTIONS BY INVESTOR STOCKHOLDERS. If Investor Stockholders deliver Exercise Notices which collectively attempt to exercise Call Options for an aggregate number of Shares which exceeds the number of Shares held by the Management Stockholder and Other Holders whose Shares are subject to the Call Option ("Callable Shares"), only a number of options equal to the number of Callable Shares shall be honored. The Call Options shall be honored in the following order: (A) first, all Call Options that the Company determines to exercise; and (B) second, all Call Options exercised by the Investor Stockholders. If the number of Callable Shares exceeds the total number of Call Options exercised by the Company pursuant to clause (A) above, but is not sufficient to permit all the additional Call Options attempted to be exercised by the Investor Stockholders pursuant to clause (B) above to be honored, then the excess number of Callable Shares shall be allocated PRO RATA among the Investor Stockholders in accordance with the number of Shares owned by
each such Investor Stockholder.   Any Callable Shares in excess of the aggregate
number of Call Options that are exercised shall remain subject to all the terms and conditions of this Agreement.

    6. OPTIONS IN RESPECT OF DIVORCE. In the event of the divorce of any Management Stockholder or Other Holder (except for the spouse of a Management Stockholder) ("Divorced Stockholder"), the former spouse of such Divorced Stockholder shall promptly offer to sell to the Divorced Stockholder, at Fair Value, all Shares (the "Allocated Shares") transferred by the Divorced Stockholder to the former spouse as a result of the divorce or otherwise held by the former spouse (including, without limitation, by direct or indirect Disposition from the Management Stockholder to such former spouse pursuant to
Section 2(b)(iv) hereof). In the event that the Divorced Stockholder does not purchase all of such Allocated Shares, the Divorced Stockholder and former spouse shall promptly give written notice of the divorce to the Secretary of the Company which shall promptly give written notice to the other Stockholders, specifying the number of Allocated Shares which the Divorced Stockholder has declined to purchase ("Notice of Divorce"). The Company and such Stockholders shall have the option to purchase any or all of the remaining Allocated Shares from the former spouse of the Divorced Stockholder at Fair Value. Allocated Shares shall be allocated among the Company and/or the

Stockholders in accordance with the priorities and procedures contained in Sections 3(c), 3(d) and 3(e) hereof. In the event that any Management Stockholder or Other Holder marries following the date of this Agreement, the new spouse of such Management Stockholder or Other Holder shall immediately execute an appropriate document confirming that such spouse is subject to the terms and conditions of this Agreement, including without limitation, the restrictions contained in Section 2, the rights of first refusal provided in
Section 3 hereof, the Call Options and other restrictions provided in Sections 4 and 5 hereof, and the co-sale rights provided in Section 7 hereof.

    7.   CO-SALE RIGHTS.

         (a) TAG-ALONG RIGHTS. If the Investor Stockholders propose to make a Disposition of more than 50% of the Shares owned by the Investor Stockholders (other than to an Investor Stockholder or to an Affiliate of any Investor Stockholder), the Company shall notify each Management Stockholder of such intended Disposition, the terms thereof and the name and address of the proposed transferee. Each Management Stockholder shall have the right to participate in the Disposition described in such notice in a manner such that each Stockholder (including each Management Stockholder and each Investor Stockholder) will be entitled to sell up to its Pro Rata Part of the total number of Shares that the Investor Stockholders propose to sell or otherwise dispose of pursuant to such Disposition. Each Management Stockholder shall have until the 30th day following such Management Stockholder's receipt of the notice to notify the Company of its election to participate in such Disposition pursuant to this
Section 7(a). Failure of any Management Stockholder to submit such notice within the applicable period shall constitute an election on the part of such Management Stockholder not to participate in such Disposition. Each Investor Stockholder's portion of the total Shares to be disposed of in such Disposition shall be reduced to the extent necessary to permit the Management Stockholders to exercise their rights under this Section 7(a). If any Management Stockholder elects to sell less than his Pro Rata Part of the total Shares, the Management Stockholders and the Investor Stockholders shall be entitled to take up the deficiency in accordance with the priorities and procedures specified in Sections 3(c), 3(d) and 3(e) hereof. The Disposition shall not be consummated by the Investor Stockholders unless, simultaneously therewith, each Management Stockholder who has notified the Company of such Management Stockholder's election to participate in such Disposition is permitted to sell his Pro Rata Part of the total Shares (or such lesser amount of the total Shares as such Management Stockholder may desire) to the transferee stated in the notice for the consideration and on the terms set forth in the notice. A Management Stockholder shall participate by delivering to the transferee the Shares to be sold in the Disposition.

         (b) DRAG-ALONG RIGHTS. In the event that the Investor Stockholders agree to sell or transfer 85% or more of their Shares in a bona fide arm's-length transaction with an unaffiliated third party, then, upon the demand of such Investor Stockholders, each Management Stockholder and Other Holder shall sell or transfer his Pro Rata Part of the total number of Shares that the Investor Stockholders propose to sell or otherwise transfer pursuant to such transaction on the same terms and conditions as those on which the Investor Stockholders have agreed to sell or transfer their Shares.

    8.   TERMINATION OF RESTRICTIONS AND OPTIONS.   All provisions in
Sections 2, 3, 4 (other than 4(e)), 5, 6 and 7 hereof regarding the Shares (including the restrictions on Disposition, the rights of first refusal, the Call Options and the Co-Sale Rights) shall terminate as of the first date ("Going Public Date") (i) following the expiration of any lock-up period in connection with a Registration Statement (other than a Registration Statement on Form S-8) filed by the Company for the registration of Common Stock under the Securities Act of 1933, and (ii) when the gross proceeds to the Company of such offering are at least $30 million. In each case where an Exercise Notice or Notice of Acceptance, as the case may be, has been given prior to the Going Public Date, the parties shall consummate the transaction as contemplated in such notice and without giving effect to this Section 8.

    9. STOCK CERTIFICATE LEGEND. A copy of this Agreement shall be filed with the secretary of the Company and kept with the Company's records. The certificates evidencing the Shares (and all certificates issued in exchange therefor or substitution thereof) held by Management Stockholders shall bear the following legend so long as the restrictions of this Agreement are in effect:

    THE SALE OR TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RIGHTS AND RESTRICTIONS, INCLUDING CERTAIN CALL OPTIONS, AND RIGHTS OF FIRST REFUSAL, CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AS OF MAY __, 1997, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY.

Shares held by Investor Stockholders shall bear the following legend as long as the restrictions of this Agreement are in effect:

    THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN
    RIGHTS AND OBLIGATIONS CONTAINED IN A STOCKHOLDERS AGREEMENT DATED AS OF MAY __, 1997, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION AND WHICH WILL BE FURNISHED WITHOUT CHARGE BY THE
    CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

    10.  CERTAIN ACTIONS.

         (a) CHARTER AND BYLAWS. Neither the certificate of incorporation nor the bylaws of the Company shall be amended in any manner which is inconsistent with the terms of this Agreement unless such amendment is first approved in the same manner as an amendment to this Agreement is required to be approved under
Section 16 hereof.

         (b) VOTING OF SHARES. Each Stockholder agrees to vote its or his shares of capital stock of the Company at all times in whatever manner is necessary to effect the purposes of this Agreement, and to refrain from voting such shares in any manner not consistent with this Agreement.

         (c) EFFECT OF OTHER LAWS AND AGREEMENTS. The rights of the Management Stockholders and Other Holders and the obligations of the Company under this Agreement shall be subject to any restrictions on the purchase of Shares which may be imposed by the General Corporation Law of the State of Delaware.

         (d) RIGHT TO PURCHASE SHARES. Except as otherwise provided herein and for so long as a Management Stockholder owns Shares and is an employee of the Company or one of its Subsidiaries, such Management Stockholder (but no Other Holder) shall have the right, but not the obligation, to purchase or subscribe for his pro rata share of any of the following proposed to be issued or sold by the Company: (i) any unissued or treasury shares of any class of capital stock of the Company (whether now or hereafter authorized), (ii) any obligations, evidences of indebtedness, or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, or
(iii) any right to subscribe to or to receive, or any warrant or option for the purchase of, any of the foregoing securities (all of the foregoing being called "Equity Securities"); provided, however, that such Management Stockholder shall not have any right under this Section 10(d) to purchase or subscribe for any of the following:

         (w) any Equity Securities issued, sold or optioned for compensation purposes to any director, officer, employee, or consultant of the Company, as determined by the Board of Directors of the Company in its sole discretion;

         (x) any Equity Securities issued, sold or optioned for consideration other than cash; or

         (y) any Equity Securities issued, sold or optioned after the date of any expiration or termination of this Agreement; or

         (z) any Equity Securities issued, sold or optioned on or prior to the Effective Date.

    11. CAPTIONS. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

    12. NOTICE. Whenever this Agreement requires or permits any consent, approval, notice, request or demand from one party to another, the consent, approval, notice, request or demand must be in writing to be effective and shall be deemed to be delivered and received (i) if personally delivered or if delivered by telex or telecopy with telephonic confirmation, when actually received by the party to whom notice is sent, (ii) if delivered by mail within the United States (whether actually received or not), at the close of business on the third business day next following the day when placed in the federal mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such Party set forth, and with a copy as specified, on Schedule 2 to this Agreement (or at such other address as such party may designate by written notice to all other parties in accordance herewith), or (iii) if delivered by mail to any party located outside the United States, when received by the party to whom notice is sent.

    13. GOVERNING LAW. THIS AGREEMENT SHALL BE SUBJECT TO AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

    14. ASSIGNMENT. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors, but (except as provided in the final sentence of this Section) neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except with respect to rights, interests and obligations hereunder which are binding upon Transferees after Dispositions of Shares permitted by this Agreement. This Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder. Without limiting the generality of the foregoing, it is understood that the Investor Stockholders may transfer Shares, including to their respective partners (both general and limited), and it is agreed that, following any such transfer, this Agreement and all the applicable provisions hereof shall be binding upon and shall inure to the benefit of any such transferee (including the partners of the Investor Stockholders) receiving Shares, in each case without any requirement for the consent of any party hereto.

    15. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    16. AMENDMENTS. This Agreement may be amended, at any time and from time to time in whole or in part, or terminated, only by an instrument in writing, duly executed by the Company and the holders of at least a majority of the Shares beneficially owned by the Management Stockholders and at least a majority of the Shares beneficially owned by the Investor Stockholders.

    17. MULTIPLE COUNTERPARTS. This Agreement has been executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute collectively one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Stockholder execute the same counterpart, so long as identical counterparts are executed by the Company and each Stockholder.

    18. EXECUTION OF DOCUMENTS. Whenever Shares are purchased or transferred pursuant to this Agreement, the seller or sellers and the buyer or buyers shall do all things and execute and deliver all documents and make all transfers as may be necessary to consummate such purchase or transfer in accordance with the applicable provisions of this Agreement.

    19. CONTINUATION OF RIGHTS. The failure or refusal of a party hereto to exercise any right granted in this Agreement with respect to any Shares shall not be deemed a waiver of the right to exercise future rights which may arise hereunder with respect to such Shares.

    20. ENFORCEMENT. It is specifically agreed and understood that monetary damages would not adequately compensate the Company and the non-breaching Stockholders for the breach of this Agreement and this Agreement shall therefore be specifically enforceable, and any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without necessity of bond or other security.

    21. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions, and understandings.

    22. CUMULATIVE RIGHTS. The rights of the Company under this Agreement are cumulative and in addition to all similar and other rights of the Company under other agreements with the Stockholders and others.

    23. TERM. Subject to Section 8 hereof, this Agreement shall have a term of 30 years commencing on the date of this Agreement.

    24. OBLIGATIONS OF STOCKHOLDER'S SPOUSE. The spouse of each stockholder joins in the execution of this Agreement to evidence such spouse's knowledge of its existence, and such spouse's acknowledgment of and agreement to the provisions of this Agreement, and to evidence the desire of such spouse to bind his or her interests, if any, in the Shares to the performance of this Agreement. Accordingly, each stockholder's spouse agrees that in the event of his or her death, or the death of the stockholder, or upon the divorce of such spouse and such stockholder or the occurrence of any other event as herein provided, the covenants and agreements made in this Agreement shall be, and hereby are, accepted as binding on him or her individually, and upon all persons ever to claim under or through him or her. This Section 24 is not intended to, and shall not be construed as, conferring or creating any interest in Shares in the spouse of any stockholder.

                     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    This Agreement has been executed as of the date first written above.


                                  RBPI HOLDING CORPORATION

                                  By:  /s/ David G. Fiore
                                      ----------------------------------
                                  Title: President
                                        --------------------------------


                                  RELIANT PARTNERS, L.P.

                                  By:  Group 31, Inc., its general partner


                                       By: /s/ W. R. Cotham
                                          -----------------------------
                                       Title: Vice President
                                             --------------------------


                                  RELIANT PARTNERS II, L.P.

                                  By: FW Group Genpar, Inc., its general
                                        partner


                                    By: /s/ W. R. Cotham
                                       ----------------------------------
                                    Title: Vice President
                                          -------------------------------


                                   /s/ David G. Fiore
                                  -----------------------------------
                                  DAVID G. FIORE


                                   /s/ Jan Fiore
                                  -----------------------------------
                                  SPOUSE OF DAVID G. FIORE


                                   /s/ Virgil D. Lowe
                                  -----------------------------------
                                  VIRGIL D. LOWE


                                   /s/ Bobby Lowe
                                  -----------------------------------
                                  SPOUSE OF VIRGIL D. LOWE


                                   /s/ Charles E. Still
                                  -----------------------------------
                                  CHARLES E. STILL

                                   /s/ Cindy Dyer Still
                                  -----------------------------------
                                  SPOUSE OF CHARLES E. STILL


                                   /s/ Jack L. Morris
                                  -----------------------------------
                                  JACK L. MORRIS


                                   /s/ Norma Jean Morris
                                  -----------------------------------
                                  SPOUSE OF JACK L. MORRIS


                                   /s/ James R. Trigg, Jr.
                                  -----------------------------------
                                  JAMES R. TRIGG, JR.


                                   /s/ Renate Trigg
                                  -----------------------------------
                                  SPOUSE OF JAMES R. TRIGG, JR.


                                   /s/ Rodney Vickers
                                  -----------------------------------
                                  RODNEY VICKERS


                                   /s/ Laura A. Vickers
                                  -----------------------------------
                                  SPOUSE OF RODNEY VICKERS

                                      SCHEDULE 1

                               MANAGEMENT STOCKHOLDERS

David G. Fiore
Virgil D. Lowe
Charles E. Still
Jack L. Morris
James R. Trigg, Jr.
Rodney Vickers

                                      SCHEDULE 2

                                   NOTICE ADDRESSES

THE COMPANY:

RBPI Holding Corporation
3030 LBJ Freeway, Suite 300
Dallas, Texas  75234
Attention:  David Fiore

INVESTOR STOCKHOLDERS:

Reliant Partners, L.P.
201 Main Street, Suite 3100
Fort Worth, Texas  76102

Reliant Partners II, L.P.
201 Main Street, Suite 3100
Fort Worth, Texas  76102

MANAGEMENT STOCKHOLDERS:

David G. Fiore                    Rodney Vickers
1716 Edgewater Drive              615 Carson Street
Plano, Texas 75075                Bryan, Texas 77801

Virgil D. Lowe                    Jack L. Morris
1504 Pecos                        P.O. Box 1922
Southlake, Texas 76092            Galatin, Tennessee 37066

Charles E. Still                  James R. Trigg, Jr.
2114 Partridge Circle             302 Martingale
Bryan, Texas 77802                Peachtree City, Georgia 30269